Exhibit 10.8

AMENDMENT TO THE
ALLEGIANCE BANCSHARES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
November 28, 2017
W I T N E S S E T H:

WHEREAS, Allegiance Bancshares, Inc. (the “Company”) presently maintains the Allegiance Bancshares, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”); and
WHEREAS, the Board of Directors of the Company has approved an amendment to the Plan to decrease the minimum and maximum number of shares that may be purchased by an Employee during a Purchase Period so that a minimum of 50 shares (reduced from 100) and a maximum of 500 shares (reduced from 1,000) may be purchased; and
WHEREAS, pursuant to Section 27 of the Plan, the Board of Directors has the right to make such an amendment to the Plan.
NOW, THEREFORE, the first paragraph of Section 6 of the Plan is hereby amended (the “Amendment”) by deleting it in its entirety and replacing it with the following:
6.    Number of Shares of Stock Which May Be Purchased. Each Participant shall be allowed to purchase as many shares of Stock as the amount of his accrued payroll deductions at the end of each Purchase Period can purchase, not to exceed the number of shares of Stock determined by dividing the total sum of his authorized payroll deductions for the Purchase Period by the Purchase Price per share of Stock (as set forth in Section 10). Notwithstanding the foregoing, the minimum number of shares of Stock that may be purchased by an Employee during a Purchase Period is 50, and the maximum number of shares of Stock that may be purchased by an Employee during a Purchase Period is 500. Further, no Employee shall be granted an option to purchase Stock under this Plan which permits his rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the stock determined as of the date the right to purchase is granted.
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Company has executed this Amendment to the Plan as of the date first written above.

ALLEGIANCE BANCSHARES, INC.

By:     /s/ George Martinez

Name: George Martinez

Title: Chairman and Chief Executive Officer

Signature Page to
AMENDMENT TO THE ALLEGIANCE BANCSHARES, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN